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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in Registration Statement No. 333-391-01, Post-Effective Amendment No. 1 on Form S-8 to Form S-4, of our reports dated January 23, 1995, on our audits of the consolidated financial statements and financial statement schedule of Johnson & Johnson and subsidiaries, which are included or incorporated by reference in the Annual Report of Johnson & Johnson and subsidiaries on Form 10-K for the fiscal year ended January 1, 1995.

                                          COOPERS & LYBRAND L.L.P.

New York, New York
February 26, 1996